UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

CCR Letter of Intent. On June 14, 2016, Coca-Cola Bottling Co. Consolidated (the “Company”) and The Coca-Cola Company entered into a non-binding letter of intent (the “CCR LOI”) pursuant to which Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company, will (i) grant the Company certain exclusive rights for the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and –licensed beverage products in certain territory in northeastern Kentucky and southwestern West Virginia currently served by CCR’s distribution center in Louisa, Kentucky (the “Louisa Territory”) and sell, transfer and assign to the Company exclusive rights for the distribution, promotion, marketing and sale in the Louisa Territory of cross-licensed brands and certain related distribution assets and working capital and (ii) exchange certain exclusive rights and associated distribution assets and working capital relating to the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and –licensed beverage products and certain cross-licensed brands in certain territory in parts of Arkansas, southwestern Tennessee and northwestern Mississippi currently served by CCR (the “CCR Exchange Territory”), and two regional manufacturing facilities currently owned by CCR located in Memphis, Tennessee and West Memphis, Arkansas and related manufacturing assets for certain exclusive rights and associated distribution assets and working capital of the Company relating to the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and –licensed beverage products and certain cross-licensed brands in certain territory in parts of southern Alabama, southern Mississippi and southern Georgia currently served by the Company (the “CCBCC Exchange Territory”), and a regional manufacturing facility currently owned by the Company located in Mobile, Alabama and related manufacturing assets (the “CCR Exchange Transactions” and, together with the transaction for the acquisition of the Louisa Territory, the “CCR LOI Transactions”). The CCR LOI also contemplates that the parties may mutually agree to restructure portions of the CCR Exchange Transactions to be completed by way of a purchase transaction instead of an asset exchange transaction. The major markets in the CCR Exchange Territory that the Company would serve include Little Rock, West Memphis and southern Arkansas; Memphis, Tennessee; and Louisa, Kentucky. The markets in the CCBCC Exchange Territory that would be transferred to CCR include Mobile, Leroy and Robertsdale, Alabama; Columbus, Sylvester and Bainbridge, Georgia; and Laurel and Ocean Springs, Mississippi. A copy of the Company’s news release, dated June 15, 2016, announcing the CCR LOI Transactions is filed as Exhibit 99.1 hereto.

In connection with the Louisa Territory transaction, the Company will pay to CCR a cash amount that reflects the agreed value of the exclusive rights to distribute, promote, market and sell in the Louisa Territory the cross-licensed brands (including the distribution assets and working capital applicable thereto) and the net book value of the distribution assets and working capital associated with the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and –licensed beverage products in the Louisa Territory. The Company will also agree in a comprehensive beverage agreement entered into at the closing for the Louisa Territory to make periodic sub-bottling payments to CCR on a continuing basis after closing for the grant of exclusive rights in the Louisa Territory for The Coca-Cola Company-owned and –licensed beverage products.

In connection with the CCR Exchange Transactions, to the extent that the agreed value of the distribution rights and other assets acquired by the Company at the closing of the CCR Exchange Transactions is not equal to the agreed value of the distribution rights and other assets acquired by CCR thereunder, the party receiving distribution rights and other assets with the greater value will be obligated to make a cash payment to the other party equal to the difference.

The CCR LOI contemplates that the transactions described therein will be subject to the terms of a definitive purchase agreement, with respect to the Louisa Territory transaction, and a definitive asset exchange agreement with respect to the CCR Exchange Transactions. The Company anticipates that the definitive agreement for the Louisa Territory transaction will be executed by the end of the third quarter of 2016 and that the closing pursuant to such definitive agreement will be completed by the end of 2016. The Company anticipates that the definitive agreement for the CCR Exchange Transactions will be executed in 2017 and that the closings pursuant to such definitive agreement of this transaction will be completed by the end of 2017. The parties’ expectations are subject to change, however, based on the parties’ ongoing discussions, changing business conditions and other future events and uncertainties. In addition to the negotiation and execution of the definitive agreements, the CCR LOI sets forth certain customary conditions to closings of the CCR LOI Transactions, as well as a number of other conditions that the Company and The Coca-Cola Company currently intend to be satisfied prior to such closings and/or to be addressed in the definitive agreements.

United Letter of Intent. On June 14, 2016, the Company and Coca-Cola Bottling Company United, Inc. (“United”) entered into a non-binding letter of intent (the “United LOI”) pursuant to which the Company will exchange certain of its exclusive rights and associated distribution assets and working capital relating to the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and –licensed beverage products and certain cross-licensed brands in certain territory in south-central Tennessee, northwest Alabama and northwest Florida currently served by the Company’s distribution centers located in Florence, Alabama and Panama City, Florida, for certain of United’s exclusive rights and associated distribution assets and working capital relating to the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and –licensed beverage products and certain cross-licensed brands in certain territory in and around Spartanburg and Bluffton, South Carolina currently served by United’s distribution centers located in Spartanburg, South Carolina and Savannah, Georgia. A copy of the Company’s news release, dated June 15, 2016, announcing the transactions contemplated by the United LOI (the “United Exchange Transactions”) is filed as Exhibit 99.1 hereto.

To the extent that the agreed value of the distribution rights and other assets acquired by the Company at the closing of the United Exchange Transactions is not equal to the agreed value of the distribution rights and other assets acquired by United thereunder, the party receiving distribution rights and other assets with the greater value will be obligated to make a cash payment to the other party equal to the difference.

The proposed transactions described in the United LOI will be subject to the terms of a definitive exchange agreement. The Company anticipates that this definitive agreement will be executed during the first half of 2017 and that the closings of the United Exchange Transactions will be completed by the end of 2017. The parties’ expectations are subject to change, however, based on the parties’ ongoing discussions, changing business conditions and other future events and uncertainties. In addition to the negotiation and execution of the definitive agreements, the United LOI sets forth certain customary conditions to closings of the United Exchange Transactions, as well as a number of other conditions that the Company and United currently intend to be satisfied prior to such closings and/or to be addressed in the definitive agreement, including the contemporaneous completion of certain transactions contemplated by the CCR LOI. The United LOI also contemplates that, prior to closing of the United Exchange Transactions, the parties’ current bottling agreements with The Coca-Cola Company will have been converted to a final form of comprehensive beverage agreement that will not include rights to produce The Coca-Cola Company-owned and –licensed beverage products. At that time, the Company anticipates the parties’ respective rights to produce The Coca-Cola Company-owned and -licensed beverage products will be governed by separate agreements between each of the parties and The Coca-Cola Company.

Description of CCR LOI and United LOI are Qualified by Full Text. The foregoing descriptions of the CCR LOI and the United LOI are only summaries and are qualified in their entirety by the full text of such agreements and all exhibits thereto, which are filed as Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K’s and its Quarterly Reports on Form 10-Q’s on file with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporated By Reference To

99.1	News Release, dated June 15, 2016.	Filed herewith.

99.2	Letter of Intent, dated June 14, 2016, by and between the Company and The Coca-Cola Company.	Filed herewith.

99.3	Letter of Intent, dated June 14, 2016, by and between the Company and Coca-Cola Bottling Company United, Inc.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: June 16, 2016	By:	/s/ Clifford M. Deal, III
Clifford M. Deal, III
Senior Vice President & Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported: June 14, 2016	Commission File No: 0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To

99.1	News Release, dated June 15, 2016.	Filed herewith.

99.2	Letter of Intent, dated June 14, 2016, by and between the Company and The Coca-Cola Company.	Filed herewith.

99.3	Letter of Intent, dated June 14, 2016, by and between the Company and Coca-Cola Bottling Company United, Inc.	Filed herewith.